UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 5, 2004

Union Pacific Railroad Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6146	94-6001323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

On October 5, 2004, the registrant, Union Pacific Railroad Company (the “Company”), an indirect, wholly-owned subsidiary of Union Pacific Corporation (“UPC”), completed the refinancing of a new headquarters building (the “Building”) in Omaha, Nebraska, with a synthetic lease, which is an off-balance sheet financing arrangement.

The Company will lease the Building pursuant to a lease (the “Lease”) with an initial term of 10 years. Total scheduled Lease payments during the term are approximately $133.5 million. UPC has guaranteed the obligations of the Company under the Lease and therefore has a contingent liability for such obligations commencing on October 5, 2004. The Lease is accounted for as an operating lease. As a result, the obligations of the Company to make lease payments are not recorded in the consolidated balance sheet of the Company or UPC.

At any time during the term of the Lease, upon 30 days’ notice, the Company may, at its option, purchase the Building for an amount approximating the sum required to prepay all of the outstanding debt, the lessor’s investment in the Building and any applicable accrued rent. Such amount will represent the cost of constructing the Building, including capitalized interest and transaction expenses, which is approximately $257.5 million. Any such prepayment may also include an additional make-whole amount for early redemption of the outstanding debt, which will vary depending on prevailing interest rates at the time of prepayment.

Upon expiration of the Lease term, if the Company elects not to purchase the Building or renew the Lease, the Building will be remarketed. The Company has guaranteed that the Building will have a residual value equal to at least $206 million in the event that the Building is remarketed. Therefore, the guarantee made by UPC with respect to the Company’s obligations under the Lease is expected to represent a contingent obligation of approximately $206 million.

The arrangement is subject to customary default provisions, including, without limitation, those relating to payment defaults under the Lease and the operative documents, the acceleration of certain other unrelated debt obligations of the Company or UPC, performance defaults and events of bankruptcy. In the event that such defaults occur and are continuing, the Company (or UPC pursuant to its guaranty) may be required to pay all amounts due under the Lease through the end of the term of the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2004

UNION PACIFIC RAILROAD COMPANY

By:	/s/ Robert M. Knight, Jr.
Robert M. Knight, Jr. Executive Vice President – Finance and Chief Financial Officer